UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2021

LUMINAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38791	83-1804317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (407) 900-5259

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	LAZR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	LAZRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

On February 3, 2021, Luminar Technologies, Inc. (the “Company”) issued a press release announcing the redemption of all of its outstanding warrants, other than the Private Placement Warrants (as defined in the Warrant Agreement), to purchase shares of the Company’s Class A common stock that were issued under the Warrant Agreement, dated as of January 31, 2019, by and between the Company (f/k/a Gores Metropoulos, Inc.) and Continental Stock Transfer & Trust Company, as warrant agent, as part of the units sold in the Company’ initial public offering. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

A copy of the Notice of Redemption delivered by the Company is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

None of this Current Report on Form 8-K, the press release attached hereto as Exhibit 99.1 or the Notice of Redemption attached hereto as Exhibit 99.2 shall constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated February 3, 2021.
99.2	Notice of Redemption, dated February 3, 2021.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminar Technologies, Inc.

Date: February 3, 2021	By:	/s/ Thomas J. Fennimore
	Name:	Thomas J. Fennimore
	Title:	Chief Financial Officer and Security